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                                                     EXHIBIT 10.6





                             REVOLVING NOTE
                             --------------


U.S. $75,000,000                                      New York, New York
                                                        November 7, 1996


      FOR VALUE RECEIVED, MOTORS AND GEARS INDUSTRIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of BANKERS TRUST COMPANY (the "Bank"), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement) initially located at 130 Liberty Street, New York, New York 10006 on the Final Maturity Date (as defined in the Agreement) the principal sum of SEVENTY-FIVE MILLION DOLLARS or, if less, the unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.

      The Borrower promises also to pay interest on the unpaid principal amount of each Revolving Loan made by the Bank in like money at said office from the date hereof until paid at the rates and at the times provided in
Section 1.08 of the Agreement.

      This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of November 7, 1996, among the Borrower, the financial institutions from time to time party thereto (including the Bank) and Bankers Trust Company, as Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Final Maturity Date, in whole or in part, and Revolving Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.

      In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

      The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.


      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                 MOTORS AND GEARS INDUSTRIES, INC.


                                 By   /s/ Jonathan F. Boucher
                                     Title: Vice President